Exhibit 20

Onyx Acceptance Owner Trust 2005_A					Distribution Date Statement

2.84975%	Class A-1 Auto Loan Backed Notes	CUSIP 68338SEQ7	$181,000,000
3.38%	Class A-2 Auto Loan Backed Notes	CUSIP 68338SER5	$193,000,000
3.69%	Class A-3 Auto Loan Backed Notes	CUSIP 68338SES3	$177,000,000
3.91%	Class A-4 Auto Loan Backed Notes	CUSIP 68338SET1	$149,000,000
			$0			8-Jun-05

	Total Securities Issued		$700,000,000

Collection Period Beginning on:			5/1/2005
Collection Period Ending on:			5/31/2005
Distribution Date:			6/15/2005

1	Original Pool Balance of underlying Contracts (includes original amt in Prefunding Acct)					$700,006,356.19
2	Subsequent Contracts					$59,702,718.77
3	Original Prefunded Amount					$0.00
4	Collection Period Beginning Pool Balance of underlying Contracts (1st period excludes Subsequent Contracts & Prefunded Amt)					$624,859,839.04
5	Class A Note outstanding principal amount: Beginning					$615,770,682.98

	Net Collections for the Collection Period
6	Monthly P&I, partial prepayments & Full Prepayments in Calendar Month					$28,600,895.35
7	Full Prepayments through first 5 business days of current month (Precompute only)					29,906.28
8	Full Prepayments through first 5 business days of current month (Simple interest only)					2,484,745.29
9	Full Prepayments included in Prior Collection Period (Precompute only)					22,897.40
10	Full Prepayments included in Prior Collection Period (Simple Interest only)					2,353,923.81
11	Partial Prepayments of Rule of 78’s contracts deposited to PayAhead Acct					0.00
12	Amounts Withdrawn from PayAhead Acct & Deposited to Collection Acct					2,618.04
13	Capitalized Interest Amount (Negative Carry) to be Deposited to Collection Account for Transfer to Payment Acct					0.00
14	Net Liquidation Proceeds on Defaulted Contracts		1-May-05	to	31-May-05	309,774.59
15	Net Liquidation Proceeds first 5 business days of current month					0.00
16	Net Liquidation Proceeds included in Prior Collection Period					0.00
17	Net Insurance Proceeds					0.00
18	Net Insurance Proceeds first 5 business days of current month					0.00
19	Net Insurance Proceeds included in Prior Collection Period					0.00
20	Aggregate Purchase Amount for Purchased Contracts (Repurchases)					0.00
21	Reinvestment earnings on Funds in Collection Acct		1-May-05	to	31-May-05	53,885.02
22	Mandatory Partial Redemption Amount (Final Funding Period Distribution Date only) (236)					0.00
23	Investment earnings on funds in Prefunding Account to be Deposited to Collection Acct for Transfer to Payment Acct					0.00
24	Net Collections (6+7+8-9-10-11+12+13+14+15-16+17+18-19+20+21+22+23)					$29,105,003.36

	Computation of Regular Principal Distributable Amount
25	Scheduled Principal Decline (recomputed actuarial) Precompute contracts only					238,154.01
26	Principal Collected: Payments only - Simple Interest contracts					11,930,429.06
27	Principal Collected: Full Prepayments - S.I. thru month-end		8-May-05	to	31-May-05	8,870,390.50
28	Full Prepayments through first 5 business days of current month: Simple Interest only					2,484,745.29
29	Full Prepayments: Precompute only thru month end		8-May-05	to	31-May-05	78,411.94
30	Full Prepayments through first 5 business days of current month: Precompute only					29,906.28
31	Defaulted Contracts (Liquidated Proceeds received) (Includes Cram Down losses)		8-May-05	to	31-May-05	678,252.69
32	Defaulted Contracts (Liquidated Proceeds received) thru 1st 5 business days of current month					0.00
33	Defaulted Contracts (4 or more periods.Liquidated Proceeds not received)					0.00
34	Defaulted Contracts (4 or more periods.Liquidated Proceeds not received thru 1st 5 bus. days of current mo.)					0.00
35	Purchased Contracts (repurchases by Servicer )					0.00

36	Regular Principal Distributable Amount (Sum of 25 thru 35)					$24,310,289.77
37	Subsequent Contracts sold to Trust during related Collection Period					$0.00
38	Prefunded Contracts sold to Trust during related Collection Period					$0.00

39	Collection Period Ending Pool Balance of underlying Contracts (4 - 36 + 37 + 38)					$600,549,549.27
40	Collection Period Ending Pool Balance as a percent of Original Pool Balance (39 / 1)					85.79%

41	Note Principal Distributable Amount					$24,310,289.77
42	Note Targeted Principal Distributable Amount		Overcollateralization up to 3% of Ending Pool Balance			$2,350,230.49
43	Note Parity Deficit Amount		Principal Shortfall if any			$0.00

	Calculation of Class A Note Interest Distributable Amount
	Class A Note Interest Accrual Period begins		5/16/2005
	Class A Note Interest Accrual Period accrues through		6/14/2005

44	Class A-1 Notes: Outstanding Principal Amount as of end of prior Distribution Date					$96,770,682.98

45	Class A-1 Note Interest Carryover Shortfall					$0.00
46	Class A-1 Note Interest Accrual over Interest Accrual Period @		2.85%	Class A-1 Rate		$229,810.21

47	Class A-1 Note Interest Distributable Amount (45 + 46)					$229,810.21

48	Class A-2 Notes:Outstanding Principal Amount as of end of prior Distribution Date					$193,000,000.00

49	Class A-2 Note Interest Carryover Shortfall					$0.00
50	Class A-2 Note Interest Accrual over Interest Accrual Period @		3.38%	Class A-2 Rate	Based on 30/360 days	$543,616.67

51	Class A-2 Note Interest Distributable Amount (49 + 50 )					$543,616.67

52	Class A-3 Notes: Outstanding Principal Amount as of end of prior Distribution Date					$177,000,000.00

53	Class A-3 Note Interest Carryover Shortfall					$0.00
54	Class A-3 Note Interest Accrual over Interest Accrual Period @		3.69%	Class A-3 Rate	Based on 30/360 days	$544,275.00

55	Class A-3 Note Interest Distributable Amount (53 + 54)					$544,275.00

56	Class A-4 Notes: Outstanding Principal Amount as of end of prior Distribution Date					$149,000,000.00

57	Class A-4 Note Interest Carryover Shortfall					$0.00
58	Class A-4 Note Interest Accrual over Interest Accrual Period @		3.91%	Class A-4 Rate	Based on 30/360 days	$485,491.67

59	Class A-4 Note Interest Distributable Amount (57 + 58)					$485,491.67

60	Class A Note Interest Distributable Amount - Total all Class A Notes (47+51+55+59)					$1,803,193.55

	Calculation of Class A Note Principal Distributable Amount
61	Class A-1 Note original outstanding principal amount					$181,000,000.00
62	Class A-1 Note outstanding principal amount: Beginning (44)					$96,770,682.98

63	Class A-1 Note Percentage					100%
64	Class A-1 Note Percentage multiplied by Note Principal Distributable Amount					$24,310,289.77
65	Class A-1 Note Targeted Principal Distributable Amount					$2,350,230.49

66	Class A-1 Note Principal Distributable Amount (64+65)				$26,660,520.26

67	Class A-1 Note outstanding principal amount: Ending (62 - 66)				$70,110,162.72
68	Class A-1 Note Pool Factor (67 / 61)				0.387349

69	Class A-2 Note original outstanding principal amount				$193,000,000.00
70	Class A-2 Note outstanding principal amount: Beginning (48)				$193,000,000.00

71	Class A-2 Note Percentage				0%
72	Class A-2 Note Percentage multiplied by Note Principal Distributable Amount				$0.00
73	Class A-2 Note Targeted Principal Distributable Amount				$0.00
74	Class A-2 Note Principal Distributable Amount (72+73)				$0.00

75	Class A-2 Note outstanding principal amount: Ending (70 - 74)				$193,000,000.00
76	Class A-2 Note Pool Factor (75 / 69)				1.000000

77	Class A-3 Note original outstanding principal amount				$177,000,000.00
78	Class A-3 Note outstanding principal amount: Beginning (52)				$177,000,000.00

79	Class A-3 Note Percentage				0%
80	Class A-3 Note Percentage multiplied by Note Principal Distributable Amount				$0.00
81	Class A-3 Note Targeted Principal Distributable Amount				$0.00
82	Class A-3 Note Principal Distributable Amount (80+81)				$0.00

83	Class A-3 Note outstanding principal amount: Ending (78 - 82)				$177,000,000.00
84	Class A-3 Note Pool Factor (83 / 77)				1.000000

85	Class A-4 Note original outstanding principal amount				$149,000,000.00
86	Class A-4 Note outstanding principal amount: Beginning (56)				$149,000,000.00

87	Class A-4 Note Percentage				0%
88	Class A-4 Note Percentage multiplied by Note Principal Distributable Amount				$0.00
89	Class A-4 Note Targeted Principal Distributable Amount				$0.00
90	Class A-4 Note Principal Distributable Amount (88 + 89)				$0.00

91	Class A-4 Note outstanding principal amount: Ending (86 - 90)				$149,000,000.00
92	Class A-4 Note Pool Factor (91 / 85)				1.000000

93	Class A Note Principal Distributable Amount - Total all Class A Notes (66 + 74 + 82 + 90)				$26,660,520.26
94	Class A Note outstanding principal amount - Total all Class A Notes: Ending(67 + 75 + 83 + 91)				$589,110,162.72

95	Class A Note Distributable Amount - Total all Class A Notes (Principal & Interest) (93 + 60)				$28,463,713.81

	NET COLLECTIONS PAYOUT ALLOCATION OF TOTAL DISTRIBUTION AMOUNT

96	Reinvestment Earnings on Funds in Collection Acct Paid this Period to Servicer (21)				$53,885.02
97	Servicing Fee Paid this Period to Servicer (1.0% / 12 x Beginning Pool Balance)				$520,716.53

	Note Interest Paid Calculation
98	Class A-1 Note Interest Carryover Shortfall (Beginning) (45)				$0.00
99	Interest Due on Above Beginning Shortfall				$0.00
100	Class A-1 Note Interest Distributable Amount (47)				$229,810.21
101	Class A-1 Note Interest Paid this Period				$229,810.21
102	Class A-1 Note Interest Carryover Shortfall (Ending) (100 - 101)				$0.00

103	Class A-2 Note Interest Carryover Shortfall (Beginning) (49)				$0.00
104	Interest Due on Above Beginning Shortfall				$0.00
105	Class A-2 Note Interest Distributable Amount (51)				$543,616.67
106	Class A-2 Note Interest Paid this Period				$543,616.67
107	Class A-2 Note Interest Carryover Shortfall (Ending) (105 - 106)				$0.00

108	Class A-3 Note Interest Carryover Shortfall (Beginning) (53)				$0.00
109	Interest Due on Above Beginning Shortfall				$0.00
110	Class A-3 Note Interest Distributable Amount (55)				$544,275.00
111	Class A-3 Note Interest Paid this Period				$544,275.00
112	Class A-3 Note Interest Carryover Shortfall (Ending) (110 - 111)				$0.00

113	Class A-4 Note Interest Carryover Shortfall (Beginning) (57)				$0.00
114	Interest Due on Above Beginning Shortfall				$0.00
115	Class A-4 Note Interest Distributable Amount (59)				$485,491.67
116	Class A-4 Note Interest Paid this Period				$485,491.67
117	Class A-4 Note Interest Carryover Shortfall (Ending) (115 - 116)				$0.00

118	Class A Note Interest Carryover Shortfall (Beginning) (98 + 103 + 108 + 113)				$0.00
119	Interest Due on Above Beginning Shortfall (99 +104 + 109 + 114)				$0.00
120	Class A Note Interest Distributable Amount (59)				$1,803,193.55
121	Class A Note Interest Paid this Period (101 + 106 + 111 + 116)				$1,803,193.55
122	Class A Note Interest Carryover Shortfall (Ending) (102 + 107 + 112 + 117)				$0.00

	Summary of Distributions Paid from Net Collections this Period (Waterfall)

123	Reinvestment Earnings on Funds in Collection Account Payable to Servicer (21)				$53,885.02
124	Servicing Fee Payable to Servicer (1.0% / 12 x Beginning Pool Balance) (97)				$520,716.53
125	Fees Paid this Period to Indenture Trustee, Trust Agent, and/or Owner Trustee ($150,000 cap)				$0.00
126	Class A Note Interest Distributable Amount Paid this Period (121)				$1,803,193.55
127	Mandatory Partial Redemption Amount (22)				$0.00
128	Surety Fee Payable to Insurer (Rate/360 *30 x Beg Notes Balance)				$66,688.00
129	Class A Note Principal Distributable Amount Paid this Period (Inclusive of any Note Parity Deficit Amount due)				$24,310,289.77
130	Note Targeted Principal Distributable Amount Paid this Period (42)				$2,350,230.49
131	Unreimbursed Insurer Costs				$0.00

132	Total Distributions from Collection Account (Sum of 123 thru 131)				$29,105,003.36

133	Total Excess Spread Available for Deposit to Spread Account (24 - 132)				$0.00

	SPREAD ACCOUNT RECONCILIATION
134	Initial Deposit				$8,750,079.45
135	Deposits (and Earnings) to Spread Account Prior Collection Periods				$40,602.16
136	Deposit to Spread Account this Collection Period (133)				$0.00
137	Reinvestment Earnings on Funds in Spread Acct	1-May-05	to	31-May-05	$19,430.51
138	Draws from Spread Account Prior Periods				$40,681.61

139	Spread Account Balance (134 + 135 + 136 + 137 - 138)				$8,769,430.51

140	Required Spread Account Cash Balance (1.25% of Notes Balance as of Closing Date)	$8,750,000.00
140.5	Fees Paid this Period to Indenture Trustee, Trust Agent, and/or Owner Trustee above $150,000 cap	$0.00
141	Draws from Spread Account this Collection Period for distribution to holders of Residual Interest ((139 - 140 - 140.5) if positive, 0 otherwise)	$19,430.51
142	Spread Account Balance net of Draws this Collection Period (139 - 141)	$8,750,000.00

	Delinquency Statistics
143	Number of Accts Delinquent 30 - 59 Days	391
144	Number of Accts Delinquent 60 - 89 Days	170
145	Number of Accts Deliquent 90 Days and Over	123
146	Total Number of Delinquent Accounts 30 Days and Over	684

147	Aggregate Net Outstanding Balance of Delinquent Loans 30-59 days	$3,435,584
148	Aggregate Net Outstanding Balance of Delinquent Loans 60 - 89 days	$1,807,213
149	Aggregate Net Outstanding Balance of Delinquent Loans 90 days and over	$1,224,236
150	Total Aggregate Net Outstanding Balance of Delinquent Loans	$6,467,033

150.5	Delinquency Ratio	1.03%
150.6	Spread Account Increase Condition Exist?	No

151	Policy Claim Amount	$0.00

	Repossession Statistics
152	Number of Accounts in Repo Inventory @ Beginning of Collection Period	123
153	Number of Accounts Repossessed During Collection Period	107
154	Number of Repo’d Accounts Sold or Reinstated During Collection Period	62
155	Number of Accounts in Repo Inventory @ End of Collection Period	168

156	Aggregate Net Outstanding Balance of Accounts in Repo Inventory @ Beginning of Collection Period	$1,464,228.36
157	Aggregate Net Outstanding Balance of Accounts Repossessed During Month	$1,390,741.02
158	Aggregate Net Outstanding Balance of Repo Accounts Sold or Reinstated During Month	$710,118.66
159	Aggregate Net Outstanding Balance of Accounts in Repo Inventory @ End of Collection Period	$2,144,850.72

	Accounts Outstanding Statistics
160	Original Accounts Outstanding — Initial + Subsequent	52,404
161	Original Accounts Outstanding — Prefunded as of End of Collection Period	N/A
162	Remaining Number of Accounts Outstanding @ End of Collection Period	47,593

	Calculation of Net Yield
163	Interest Collected on Contracts	$5,109,306.67
164	Interest Collected on Contracts — Prior Collection Period	$5,438,145.95
165	Interest Collected on Contracts — Two Collection Periods Ago	$5,696,218.10
166	Liquidated Contract Balances (less Liquidation proceeds)	$368,478.10
167	Liquidated Contract Balances (less Liquidation proceeds) — Prior Collection Period	$115,480.02
168	Liquidated Contract Balances (less Liquidation proceeds) — Two Collection Periods Ago	$45,151.33
169	Interest Paid to Class A Noteholders (126)	$1,803,193.55
170	Interest Paid to Class A Noteholders — Prior Collection Period	$1,876,910.06
171	Interest Paid to Class A Noteholders — Two Collection Periods Ago	$1,947,991.84
172	Servicing Fees Paid to Servicer (124)	$520,716.53
173	Servicing Fees Paid to Servicer — Prior Collection Period	$540,785.63
174	Servicing Fees Paid to Servicer — Two Collection Periods Ago	$562,367.54
175	Ending Pool Balance (39)	$600,549,549.27
176	Ending Pool Balance — Prior Collection Period	$624,859,839.04
177	Ending Pool Balance — Two Collection Periods Ago	$648,942,758.23

178	Net Yield	5.42%

	A.P.R. Statistics
179	Original Dollar Weighted A.P.R. of Initial + Subsequent Contracts only	9.96%
180	Original Dollar Weighted A.P.R. of Prefunded Contracts only	N/A
181	Dollar Weighted A.P.R. of Remaining Contracts in Trust as of End of Collection Period (as of Month-end)	9.91%

	Credit Loss Statistics
182	Gross Credit Losses during Collection Period (31 + 32 + 33 + 34)	$678,252.69
183	Recoveries during Collection Period (14+15-16)	$309,774.59

184	Net Credit Losses during Collection Period (182 - 183)	$368,478.10

185	Cumulative Net Credit Losses	$533,572.77
186	Cumulative Net Credit Losses as a Percent of Original Certificate Balance (185 / 1)	0.08%

186.5	Cumulative Credit Loss Trigger Event Hit?	No

187	Memo: Cram Down Losses	$104,421.53
188	Remaining Weighted Average Maturity (Months) (As of Month-end)	54.2

	Calculation of Remaining Prefunded Amount
189	Prefunded Amount at Beginning of Collection Period	$0.00
190	Prefunded Contracts sold to Trust during related Collection Period (38)	$0.00
191	Mandatory Partial Redemption Amount Released to Collection Account to be Paid to A1 Noteholders	$0.00
192	Remaining Prefunded Amount (189-190-191) If less than 0, set to 0	$0.00

	Calculation of Capitalized Interest Amount
193	Portions of Class A Note Interest Distributable Amt allocable to Prefunded Acct balance (126) / (1) * (189)	$0.00
194	Portions of Insurance Premium allocable to Prefunded Acct balance (128) / (1) * (189)	$0.00
195	Earnings on investment of funds in Prefunding Account (23)	$0.00
196	Capitalized Interest Amount (193+194-195) to be withdrawn from Capitalized Interest Acct & deposited to Payment Account	$0.00

	Calculation of Maximum Capitalized Interest Amount
197	Portions of Class A Note Interest Distributable Amt allocable to Prefunded Acct balance	$0.00
198	Portions of Insurance Premium allocable to Prefunded Acct balance based on actual days remaining in funding period/360	$0.00
199	Earnings credit on investment of Prefunded Amount at Beginning of Collection Period @ 0.75% based on actual days remaining in funding period/360	$0.00
200	Maximum Capitalized Interest Amount (197+198-199)	$0.00

	Calculation of Capitalized Interest Account Balance
201	Initial Capitalized Interest Amount	$0.00
202	Withdrawals from Capitalized Interest Account in Current Collection Period (196)	$0.00
203	Withdrawals and Releases from Capitalized Interest Account in Prior Collection Periods	$0.00
204	Earnings on Capitalized Interest Account this Collection Period	$0.00
205	Earnings on Capitalized Interest Account in Prior Collection Periods	$0.00
206	Capitalized Interest Account Balance (201-202-203+204+205) Ending after current period withdrawals	$0.00

	Calculation of Additional Funds to be Released from Capitalized Interest Account
207	Capitalized Interest Account Balance (206)	$0.00
208	Maximum Capitalized Interest Amount (200)	$0.00
209	Release to Seller (if 207-208 > 0 only) from CIA acct to Onyx Concentration	$0.00

210	Number of extensions granted in Collection period					157
211	Principal balance of contracts extended in Collection period					$1,581,054.65

	Collection Acct Reconciliation
	Beginning Bank balance at		30-Apr-05			$23,287,590.65
	Monthly P&I, partial prepayments & Full Prepayments in Calendar Month					$28,600,895.35
	Net Liquidation Proceeds deposited to Collection acct in Calendar Month					$309,774.59
	Deficiency balance recoveries (net in transit)(Prior period deposited in calendar month less current period deposited in first five days of next month)					$5,842.14
	Net transfers from/(to) Payahead acct/Cap Int/Prefund Acct acct prior period					$(9,461.71)
	Collection Account investment earnings collected in current month					$53,885.02
	Transfers from Collection Acct to Spread Account prior period					$(29,462,468.72)
	Net Deposits in Transit (Current period collections deposited in 1st 5 days of next mo - prior period collections deposited in 1st 5 days of current mo					$(416,906.86)
	Ending Bank balance at		31-May-05			$22,369,150.46

	I certify that the computations reflected above for the collection period ended				31-May-05
	have been prepared in accordance with the Sales and Servicing Agreement dated February 23, 2005.

	By :	/s/ Don Duffy		Date:	6/15/2005

	Name: Don Duffy
	Title: CFO